Exhibit 99.1

Press Release
Acutus Medical Reports Third Quarter 2021 Financial Results
Carlsbad, Calif. – November 11, 2021 – Acutus Medical, Inc. (“Acutus” or the “Company”) (Nasdaq: AFIB), an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated, today reported results for the third quarter of 2021.
Recent Highlights:
•Significant progress was achieved in our three core technology categories:
◦Left heart access: Revenues advanced three-fold in the third quarter versus prior year; initiated launch in our Europe and UK direct businesses
◦Mapping and therapy guidance: Initiated limited release of groundbreaking software upgrade AcQMap 8 with automated region of interest locator
◦Therapy: Initiated Pulsed Filed Ablation (PFA) CE Mark study with first cases in Prague, Czech Republic
•Reported revenue of $4.6 million in the third quarter of 2021, compared to $3.2 million in the same quarter last year, led by increased procedure volumes and adoption of AcQMap globally
•Ended the third quarter with an installed base of 71 AcQMap mapping consoles. Within the quarter, several consoles were repositioned to different hospitals to drive higher utilization rates and procedure volumes

“During the quarter, we further strengthened our portfolio and market position in our left heart access, mapping and therapy guidance, and therapy categories,” said Vince Burgess, President & CEO of Acutus. “Our innovative left heart access product line has been very well received by electrophysiologists and structural heart specialists, and we continue to expand our product offering in this area. In mapping and therapy guidance, our software team delivered a first-in-the-industry mapping software upgrade with automated region of interest locators that helps physicians better tailor their therapy for each patient while minimizing destruction of healthy tissue. In therapy, we continued to install therapeutic ablation systems in Europe and the U.S. in support of our EU market launch and clinical trial activities, and now have nearly 40 of these systems in place. We also made significant strides with our integrated PFA therapy system allowing us to initiate enrollment in our Pulsed Field Ablation CE mark trial this week in the Czech Republic.”

Mr. Burgess continued “While we have made meaningful progress advancing our pipeline and technology leadership strategy, we have seen ongoing challenges in the external environment as well as gaps in our own commercial execution. With end-markets stabilizing in the fourth quarter, we are intensifying our commercial focus to drive higher account penetration and expanded product adoption across all three of our technology categories.”
Third Quarter 2021 Financial Results
Revenue was $4.6 million for the third quarter of 2021, compared to $3.2 million in the third quarter last year. The improvement over the same quarter last year was driven by increased direct sales of Acutus disposables and higher procedure volumes, as well as increased distributor sales through the Company’s partner, Biotronik. Gross margin on a GAAP basis was negative 86% for the third quarter of 2021, compared with negative 62% in the same quarter last year. The change was driven by unfavorable product and geographic mix. We continue to make significant investments in our manufacturing infrastructure to support rapid adoption of our broad product portfolio and to position us to scale in-house production as our business grows. As production volumes increase over time and we recognize the benefits of cost optimization initiatives, we expect our gross margin to improve.
Operating expenses on a GAAP basis were $23.2 million for the third quarter of 2021, compared with $24.3 million in the same quarter last year. The decrease was primarily driven by a change in fair value of the contingent consideration related to the acquisition of Rhythm Xience, partially offset by increases driven by the expansion of Acutus’ research and development team.

Net loss on a GAAP basis was $28.5 million for the third quarter of 2021 and net loss per share was $0.94 on a weighted average basic and diluted outstanding share count of 30.5 million, compared to $31.2 million and a net loss per share of $1.95 on a weighted average basic and diluted outstanding share count of 16.1 million in the same period of the prior year. Excluding amortization of acquired intangibles, non-cash stock-based compensation expense, remeasurement of the warrant liability, and changes in the fair value of contingent consideration, the Company’s non-GAAP net loss for the third quarter of 2021 was $26.7 million, or $0.87 per share, compared to $21.0 million, or $0.90 per share, after giving effect to the pro forma conversion of convertible preferred stock for the third quarter of 2020.

Press Release

Cash, cash equivalents, marketable securities and restricted cash were $134.7 million as of September 30, 2021. Our secondary equity offering, which was completed in July, resulted in additional net cash proceeds of $82.7 million.
Outlook and COVID-19
Headwinds associated with COVID-19 have moderated in recent weeks; however, there remains meaningful uncertainty - and limited precedent - to predict the duration or sustainability of a recovery. Management continues to view the current situation with COVID-19 as being fluid, and the potential impact on the Company’s business from hospital and government actions in response to potential resurgences in COVID-19 cases, COVID-19-related hospital admissions, restrictions on lab access and new technology assessments and hospital staffing shortages are all factors that could influence performance for the foreseeable future. Taking into consideration year-to-date results, external factors, and business performance, management now projects full year sales to range between $17.0 and $17.5 million.
Non-GAAP Financial Measures
This press release includes references to non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important indicators of its operating performance because they exclude items that are primarily non-cash accounting line items unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as Acutus calculates them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. Non-GAAP net loss is defined as net loss before income taxes, adjusted for stock-based compensation, amortization of acquisition-related intangibles, acquisition related costs, discontinued operations, asset impairments, non-operating items, restructuring charges, stock repurchases and other adjustments. To the extent such non-GAAP financial measures are used in the future, the Company expects to calculate them using a consistent method from period to period. A reconciliation of the most directly comparable GAAP financial measure to the non-GAAP financial measure has been provided under the heading “Reconciliation of GAAP Results to Non-GAAP Results” in the financial statement tables attached to this press release.
Webcast and Conference Call Information
Acutus will host a conference call to discuss the third quarter 2021 financial results after market close on Thursday, November 11, 2021 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone (833) 570-1131 for U.S. callers or (914) 987-7078 for international callers, using conference ID: 7373938 . The live webinar can be accessed at https://ir.acutusmedical.com.
About Acutus Medical, Inc.
Acutus is an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated. Acutus is committed to advancing the field of electrophysiology with a unique array of products and technologies which will enable more physicians to treat more patients more efficiently and effectively. Through internal product development, acquisitions and global partnerships, Acutus has established a global sales presence delivering a broad portfolio of highly differentiated electrophysiology products that provide its customers with a complete solution for catheter-based treatment of cardiac arrhythmias. Founded in 2011, Acutus is based in Carlsbad, California.
Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, continued acceptance of its products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase the Company’s systems and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States and globally, including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the impact of the coronavirus (COVID-19) pandemic and Acutus’ response to it, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Press Release

Investor Contact:	Media Contact:
Caroline Corner	Holly Windler
Westwicke ICR	M: 619-929-1275
D: 415-202-5678	media@acutusmedical.com
caroline.corner@westwicke.com

Press Release
Acutus Medical, Inc.
Consolidated Balance Sheets

(in thousands, except per share amounts)	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$58,492	$25,234
Marketable securities, short-term	71,962	105,839
Restricted cash	150	150
Accounts receivable	4,190	2,160
Inventory	14,962	12,958
Prepaid expenses and other current assets	6,045	5,047
Total current assets	155,801	151,388

Marketable securities, long-term	4,061	8,726
Property and equipment, net	14,595	12,356
Right-of-use assets, net	4,682	1,669
Intangible assets, net	5,173	5,653
Goodwill	12,026	12,026
Other assets	1,086	717
Total assets	$197,424	$192,535

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,417	$8,266
Accrued liabilities	9,398	7,308
Contingent consideration, short-term	1,900	5,400
Operating lease liabilities, short-term	466	933
Total current liabilities	18,181	21,907

Operating lease liabilities, long-term	4,695	1,134
Long-term debt	40,043	39,011
Contingent consideration, long-term	800	3,900
Other long-term liabilities	18	—
Total liabilities	63,737	65,952

Stockholders' equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	28	28
Additional paid-in capital	581,133	487,290
Accumulated deficit	(447,434)	(361,015)
Accumulated other comprehensive income (loss)	(40)	280
Total stockholders' equity	133,687	126,583
Total liabilities and stockholders' equity	$197,424	$192,535

Press Release
Acutus Medical, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenue	$4,601	$3,173	$12,901	$5,890

Costs and operating expenses:
Cost of products sold	8,539	5,141	22,986	10,998
Research and development	9,299	8,343	27,843	24,492
Selling, general and administrative	15,805	15,833	47,658	35,193
Change in fair value of contingent consideration	(1,953)	118	(3,364)	(1,466)
Total costs and operating expenses	31,690	29,435	95,123	69,217
Loss from operations	(27,089)	(26,262)	(82,222)	(63,327)

Other income (expense):
Change in fair value of warrant liability	—	(3,683)	—	(5,555)
Interest income	19	23	88	393
Interest expense	(1,441)	(1,366)	(4,285)	(4,090)
Total other expense, net	(1,422)	(5,026)	(4,197)	(9,252)
Loss before income taxes	(28,511)	(31,288)	(86,419)	(72,579)
Income tax benefit	—	—	—	—
Net loss	$(28,511)	$(31,288)	$(86,419)	$(72,579)

Other comprehensive income (loss)
Unrealized loss on marketable securities	(13)	(9)	(3)	(50)
Foreign currency translation adjustment	(183)	78	(317)	147
Comprehensive loss	$(28,707)	$(31,219)	$(86,739)	$(72,482)

Net loss per common share, basic and diluted	$(0.94)	$(1.95)	$(2.99)	$(12.36)
Weighted average shares outstanding, basic and diluted	30,460,466	16,080,467	28,890,382	5,870,861

Press Release
Acutus Medical, Inc.
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in thousands)	2021	2020
	(unaudited)
Cash flows from operating activities
Net loss	$(86,419)	$(72,579)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	4,227	1,754
Amortization of intangible assets	480	330
Stock-based compensation expense	10,263	9,272
Amortization of premiums/(accretion of discounts) on marketable securities, net	1,011	113
Amortization of debt issuance costs	1,032	518
Amortization of right-of-use assets	496	507
Change in fair value of warrant liability	—	5,555
Change in fair value of contingent consideration	(3,364)	(1,466)
Changes in operating assets and liabilities:
Accounts receivable	(2,030)	(1,630)
Inventory	(2,004)	(1,865)
Prepaid expenses and other current assets	(59)	(2,729)
Other assets	(369)	(387)
Accounts payable	(1,813)	753
Accrued liabilities	1,862	1,423
Operating lease liabilities	(432)	(615)
Other long-term liabilities	18	8
Net cash used in operating activities	(77,101)	(61,038)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(70,020)	(108,528)
Sales of available-for-sale marketable securities	8,590	17,095
Maturities of available-for-sale marketable securities	98,507	45,000
Purchases of property and equipment	(6,587)	(7,822)
Net cash provided by (used in) investing activities	30,490	(54,255)

Cash flows from financing activities
Payment of deferred offering costs	(572)	—
Payment of contingent consideration	(3,152)	(2,636)
Proceeds from the issuance of common stock, net of issuance costs	82,664	166,286
Proceeds from stock options exercises	703	350
Proceeds from Employee Stock Purchase Plan	440	—
Net cash provided by financing activities	80,083	164,000
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(214)	143
Net change in cash, cash equivalents and restricted cash	33,258	48,850
Cash, cash equivalents and restricted cash, at the beginning of the period	25,384	9,602
Cash, cash equivalents and restricted cash, at the end of the period	$58,642	$58,452

Press Release
Acutus Medical, Inc.
Reconciliation of GAAP Results to Non-GAAP Results
(Unaudited)

Three Months Ended September 30, 2021	Cost of products sold	Research and development	Selling, general and administrative	Loss from operations	Other expenses, net	Net loss	Basic and diluted EPS
Reported	$8,539	$9,299	$15,805	$(27,089)	$(1,422)	$(28,511)	$(0.94)
Amortization of acquired intangibles	(155)	—	(5)	160	—	160	0.01
Stock-based compensation	(243)	(567)	(2,767)	3,577	—	3,577	0.12
Change in fair value of contingent consideration	—	—	—	(1,953)	—	(1,953)	(0.06)
Adjusted	$8,141	$8,732	$13,033	$(25,305)	$(1,422)	$(26,727)	$(0.87)

Three Months Ended September 30, 2020	Cost of products sold	Research and development	Selling, general and administrative	Loss from operations	Other expenses, net	Net loss	Basic and diluted EPS
Reported	$5,141	$8,343	$15,833	$(26,262)	$(5,026)	$(31,288)	$(1.95)
Adjustment for assumed conversion of convertible preferred stock	—	—	—	—	—	—	0.61
Amortization of acquired intangibles	—	—	(110)	110	—	110	—
Stock-based compensation	(127)	(239)	(6,008)	6,374	—	6,374	0.27
Change in fair value of contingent consideration	—	—	—	118	—	118	0.01
Change in fair value of warrant liability	—	—	—	—	3,683	3,683	0.16
Adjusted	$5,014	$8,104	$9,715	$(19,660)	$(1,343)	$(21,003)	$(0.90)

	Three Months Ended
	September 30,
	2021	2020
Denominator
Weighted average shares of common stock outstanding used in GAAP per share calculations	30,460,466	16,080,467
Adjustments to reflect the assumed conversion of convertible preferred stock (1)	—	7,205,624
Shares used in non-GAAP per share calculations	30,460,466	23,286,091
(1)Assumes the conversion of outstanding shares of convertible preferred stock into shares of common stock as if such conversion had occurred at the beginning of the period or their issuance dates, if later.

Press Release
Acutus Medical, Inc.
Key Business Metrics
Installed Base
The total installed base as of September 30, 2021 and 2020 is set forth in the table below:

	As of September 30,
	2021	2020
	(unaudited)
Acutus Direct
U.S.	42	29
Outside U.S.	18	15
Total Acutus Direct	60	44
Biotronik	11	5
Total installed base	71	49
The net increase in installed base for the three and nine months ended September 30, 2021 and 2020, exclusive of transfers between Acutus and Biotronik, is set forth in the table below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Acutus Direct
U.S.	—	9	5	19
Outside U.S.	—	2	4	3
Total Acutus Direct	—	11	9	22

Net systems to Biotronik	1	—	4	—
Total net system placements	1	11	13	22
Revenue
The following table sets forth the Company’s revenue for disposables, systems and service/other for the three and nine months ended September 30, 2021 and 2020 (in thousands):

	Three Month Ended September 30,		Nine Month Ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Acutus Direct
Disposables	$2,437	$1,680	$7,036	$3,599
Systems	341	965	1,626	1,485
Service/Other	123	29	191	47
Total Acutus direct revenue	2,901	2,674	8,853	5,131
Distribution agreements	1,700	499	4,048	759
Total revenue	$4,601	$3,173	$12,901	$5,890

Press Release
The following table provides revenue by geographic location for the three and nine months ended September 30, 2021 and 2020 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Acutus Direct
United States	$2,164	$1,790	$5,976	$3,103
Outside the United States	737	884	2,877	2,028
Total Acutus direct revenue	2,901	2,674	8,853	5,131
Distribution Agreements
United States	25	77	281	92
Outside the United States	1,675	422	3,767	667
Total revenue through distribution agreements	1,700	499	4,048	759
Total revenue	$4,601	$3,173	$12,901	$5,890